NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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TRUSTEE                          FOR             WITHHELD      PERCENTAGE FOR
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
John J. Brennan                  2,280,659,334   31,948,604    98.6%
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-------------------------------- --------------- ------------- -----------------
Charles D. Ellis                 2,279,976,922   32,631,016    98.6
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Rajiv L. Gupta                   2,276,381,106   36,226,832    98.4
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-------------------------------- --------------- ------------- -----------------
JoAnn Heffernan Heisen           2,278,610,190   33,397,748    98.5
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
Burton G. Malkiel                2,276,424,755   36,183,182    98.4
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Alfred M. Rankin, Jr.            2,281,156,533   31,451,404    98.6
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J. Lawrence Wilson               2,277,871,422   34,736,516    98.5
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o        CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This
         change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

------------------ --------------- -------------- -------------- ---------------
FOR                AGAINST         ABSTAIN        BROKER         PERCENTAGE FOR
                                                  NON-VOTES
------------------ --------------- -------------- -------------- ---------------
------------------ --------------- -------------- -------------- ---------------
2,059,635,276      92,224,284      43,467,158     117,281,220    89.1%
------------------ --------------- -------------- -------------- ---------------

o RECLASSIFY THE FUND AS NONDIVERSIFIED. This change to "nondiversified" status enables the fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

------------------ --------------- -------------- -------------- ---------------
FOR                AGAINST         ABSTAIN        BROKER         PERCENTAGE FOR
                                                  NON-VOTES
------------------ --------------- -------------- -------------- ---------------
------------------ --------------- -------------- -------------- ---------------
2,034,659,372      86,130,887      74,536,459     117,281,220    88.0%
------------------ --------------- -------------- -------------- ---------------

o CHANGE THE FUND'S POLICY ON BORROWING MONEY. This change enables the fund to take advantage of certain investment opportunities that do not involve leverage or a change to the fund's objective or risk profile.

------------------ --------------- -------------- -------------- ---------------
FOR                AGAINST         ABSTAIN        BROKER         PERCENTAGE FOR
                                                  NON-VOTES
------------------ --------------- -------------- -------------- ---------------
------------------ --------------- -------------- -------------- ---------------
1,968,188,704      173,394,284     53,743,731     117,281,220    85.1%
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Note: Vote tabulations are rounded to the nearest whole number.